UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Loxo Oncology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 30, 2018
Dear Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Loxo Oncology, Inc. The meeting will be held at the Stamford Marriott Hotel & Spa, 243 Tresser Blvd., Stamford, CT 06901, on Wednesday, June 13, 2018 at 9:30 a.m. local time.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials online and voting in person, by telephone, by mail or via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Joshua H. Bilenker, M.D.
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2018:

THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

www.proxyvote.com

LOXO ONCOLOGY, INC.

281 Tresser Boulevard, 9th Floor

Stamford, CT 06901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2018

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Loxo Oncology, Inc. will be held on Wednesday, June 13, 2018, at 9:30 a.m. local time at the Stamford Marriott Hotel & Spa, 243 Tresser Blvd., Stamford, CT 06901.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect three Class I directors of Loxo Oncology, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3. To conduct a non-binding advisory vote on the compensation of our named executive officers as disclosed in the accompanying materials.

4.  To conduct a non-binding advisory vote on the frequency of holding future advisory votes on named executive officer compensation.

5. To amend and restate Loxo Oncology, Inc.’s 2014 Equity Incentive Plan to increase the number of shares reserved thereunder by an additional 1,500,000 shares, and to approve amendments to the 2014 Plan to (i) to increase the “evergreen” from 3% to 4% but to reduce the term of such “evergreen” to calendar years through January 1, 2023, (ii) impose a limit of 30,000 shares as the maximum number of shares that may be granted under the 2014 Plan to each of our non-employee directors each year, (iii) prohibit shares that are withheld from exercised shares for taxes, payment of exercise price in connection with the exercise of options or stock appreciation rights from returning to the total number of shares reserved for awards, (iv) provide for a prohibition on payment of dividends on unvested awards, (v) prohibit repricing without stockholder approval, (vi) prohibit transfer of awards to third-party institutions for value and (vii) make certain modifications to reflect changes to the tax law by 2017 tax legislation.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 23, 2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.

Your vote as a Loxo Oncology, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at http://ir.loxooncology.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, by email through the American Stock Transfer & Trust Company website at www.astfinancial.com or by phone at (800) 937-5449.

By Order of the Board of Directors,

Joshua H. Bilenker, M.D.
Chief Executive Officer

Stamford, CT
April 30, 2018

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LOXO ONCOLOGY, INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

LOXO ONCOLOGY, INC.

281 Tresser Boulevard, 9th Floor

Stamford, CT 06901

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

April 30, 2018

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Loxo Oncology, Inc. for use at Loxo Oncology’s 2018 Annual Meeting of Stockholders (“Annual Meeting”) to be held on June 13, 2018, at 9:30 a.m. local time, and any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting, and Annual Report to Stockholders was first sent or made available, on or about April 30, 2018, to stockholders of record as of April 23, 2018 (the “Record Date”). For those stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials was first mailed on or about April 30, 2018 to stockholders of record as of the Record Date. An electronic copy of this Proxy Statement and annual report on Form 10-K are available at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement for the 2018 Annual Meeting (“Proxy Statement”).

Record Date; Quorum

Only holders of record of common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 30,055,380 shares of common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights

In deciding all matters at the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Trust & Transfer Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Required Vote

Proposal 1: Each director will be elected by a plurality of the votes cast, which means that each of the three individuals nominated for election to the board of directors at the meeting will be elected if the number of votes cast “FOR” that nominee exceeds the number of votes “AGAINST” that nominee. You may either vote “FOR” or “AGAINST” one or more of the nominees. You may not cumulate votes in the election of directors.

Proposal 2: Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.

Proposal 3: The advisory vote on named executive officer compensation will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal. This vote is advisory and non-binding in nature.

Proposal 4: The advisory vote on the frequency of holding an advisory vote on named executive officer compensation will be the option of either “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” that receives the highest number of votes. This vote is advisory and non-binding in nature.

Proposal 5: The approval of the amendments to our 2014 Equity Incentive Plan will be obtained if the majority of shares present at the meeting that are cast affirmatively or negatively vote “FOR” the proposal.

Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Under the rules and interpretations of The Nasdaq Stock Market Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, executive compensation and certain corporate governance proposals, even if management-supported. At our Annual Meeting, only ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not have discretionary authority to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The board of directors recommends that you vote “FOR” each of the Class I directors named in this Proxy Statement (“Proposal No. 1”), “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal No. 2”), “FOR” the non-binding advisory vote on named executive officer compensation (“Proposal No. 3”), “ONE YEAR” for the non-binding advisory vote on the frequency of holding an advisory vote on named executive officer compensation (“Proposal No. 4”) and “FOR” the approval of the Amended and Restated 2014 Equity Incentive Plan (“Proposal No. 5”). None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•                  vote in person—we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

•                  vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or

•                  vote by mail—complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on June 12, 2018. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may “WITHHOLD” your vote from any nominee you specify. For any other matter to be voted on you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

Loxo Oncology will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, Loxo Oncology and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, Loxo Oncology will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Loxo Oncology, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•                  delivering to the Compliance Officer of Loxo Oncology (by any means, including facsimile) a written notice stating that the proxy is revoked;

•                  signing and delivering a proxy bearing a later date;

•                  voting again by telephone or Internet; or

•                  attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (“SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Loxo Oncology is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth the role of the board of directors, director independence standards, board structure and functions, director selection considerations, and other policies for the governance of the company (“Corporate Governance Guidelines”). Our Corporate Governance Guidelines are available on the Investors section of our website, which is located at http://ir.loxooncology.com/corporate-governance. Our nominating and governance committee reviews the Corporate Governance Guidelines periodically, and recommends changes to our board of directors as warranted.

Recoupment Policy

In April 2018, our Board of Directors adopted a clawback provision that provides our Board with the authority to recoup past incentive compensation in the event of a material restatement of our company’s financial results due to fraud or intentional misconduct of the executive officer.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations to the board of directors with respect thereto as the nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, if deemed advisable, the independent directors may designate a “lead independent director.” In cases in which the chairperson and Chief Executive Officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. In addition, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the board of directors from time to time.

Our board of directors believes that Loxo Oncology and our stockholders are best served by having Mr. Steven A. Elms, a member of the nominating and governance committee, serve as our non-executive Chairman. Our board of directors believes that the current board leadership structure, the composition of the board and corporate governance policies and practices provides effective independent oversight of management while allowing the board and management to benefit from its members’ extensive financial and business expertise in the biotechnology industry.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, cybersecurity, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance and reputational risks. Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and governance committee, together with the audit committee, reviews our major legal compliance risk exposures and monitors the processes put in place by management to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Director Independence

Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the Nasdaq Global Market (“Nasdaq”). These provide that a director is independent only if the board affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our board of directors has determined that the following members of our board are currently independent as determined under applicable rules, regulations and listing standards of Nasdaq: Mr. Steven A. Elms, Mr. Alan Fuhrman, Mr. Tim M. Mayleben, Dr. Steve D. Harr and Mr. Avi Z. Naider. All members of our audit committee, compensation committee and nominating and governance committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq, subject to Nasdaq’s phase-in rules. Members of the audit committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Loxo Oncology or any of its subsidiaries other than their directors’ compensation, and (ii) they may not be an affiliated person of Loxo Oncology or any of its subsidiaries. Members of the compensation committee also must satisfy a separate SEC independence requirement and a related Nasdaq listing standard with respect to their affiliation with Loxo Oncology and any consulting, advisory or other fees they may have received from Loxo Oncology. Our board of directors has determined that, all members of our audit committee, compensation committee and nominating and governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation committee and nominating and governance committee are available, without charge, by clicking on “Corporate Governance” in the Investors section of our website at http://ir.loxooncology.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Mr. Fuhrman, who is the chair of the audit committee, Mr. Elms and Mr. Naider. The members of our audit committee meet the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of our audit committee is financially literate as required by Nasdaq listing standards. In addition, our board of directors has determined that Mr. Fuhrman is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:

•                  selecting the independent registered public accounting firm to audit our financial statements;

•                  ensuring the independence of the independent registered public accounting firm;

•                  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•                  establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•                  considering the adequacy of our internal controls and internal audit function;

•                  reviewing material related party transactions or those that require disclosure; and

•                  approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is comprised of Mr. Mayleben, who is the chair of the compensation committee, Mr. Fuhrman and Mr. Harr. The composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), an outside director, as defined pursuant to Section 162(m) of the Code and is “independent” as defined in Section 5605(a) (2) of the Nasdaq rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:

•                  reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•                  reviewing and recommending to our board of directors the compensation of our non-employee directors;

•                  reviewing and approving, or recommending that our board of directors approve, the terms of any compensatory agreements with our executive officers;

•                  administering our stock and equity incentive plans;

•                  reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•                  reviewing our overall compensation strategy.

The compensation committee has the sole authority and responsibility, subject to any approval by the board of directors which the compensation committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The compensation committee also makes recommendations to our board of directors regarding the form and amount of compensation of non-employee directors. The compensation committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the board of directors or any member of the board of directors with respect to compensation of the Chief Executive Officer and other executive officers.

The compensation committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt Company (“Radford”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for fiscal year 2017. Specifically, Radford was engaged to:

•                  provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•                  review and assess our current director, CEO and other executive officer compensation policies and practices and equity profile relative to market practices;

•                  review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation committee; and

•                  review market practices on employee stock purchase plans and other equity programs.

Representatives of Radford met informally with the chair of the compensation committee and attended the regular meetings of the compensation committee, including executive sessions from time to time without any members of management present. During fiscal year 2017, Radford worked directly with the compensation committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The compensation committee has determined that none of the work performed by Radford during fiscal year 2017 raised any conflict of interest.

Nominating and Governance Committee

Our nominating and governance committee is comprised of Dr. Harr, who is the chair of the nominating and governance committee, Mr. Elms and Mr. Mayleben. The composition of our nominating and governance committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Our nominating and governance committee is responsible for, among other things:

•                  identifying and recommending candidates for membership on our board of directors;

•                  developing, reviewing and recommending our Corporate Governance Guidelines and policies;

•                  reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;

•                  overseeing the evaluation of our board of directors on an annual basis; and

•                  assisting our board of directors on corporate governance matters.

Compensation Committee Interlocks and Insider Participation

During 2017, Mr. Fuhrman, Dr. Bonita, Dr. Harr and Mr. Mayleben served on our compensation committee. None of the members of our compensation committee in 2017 was at any time during 2017 or at any other time an officer or employee of Loxo Oncology, and none had or have any relationships with Loxo Oncology that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during fiscal year 2017.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for Directors (“Code of Conduct for Directors”) and a Code of Business Conduct and Ethics for Employees (“Code of Conduct for Employees”). Our Code of Conduct for Directors and our Code of Conduct for Employees are posted on the Investors section of our website located at http://ir.loxooncology.com by clicking on “Corporate Governance.” Any amendments or waivers of our Code of

Conduct for Directors or our Code of Conduct for Employees pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During fiscal year 2017, our board of directors met ten times, including telephonic meetings, the audit committee held five meetings, the compensation committee held five meetings and the nominating and governance committee held one meeting. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period that such director served on the board of directors and any committee).

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Mr. Fuhrman and Dr. Bilenker attended the 2017 Annual Stockholders’ Meeting.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion, led by our non-executive Chairman, Mr. Elms.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman or lead independent director, if any) may do so by letters addressed to the attention of our Compliance Officer.

All communications are reviewed by the Compliance Officer and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:

Loxo Oncology, Inc.
c/o Compliance Officer
281 Tresser Boulevard, 9th Floor
Stamford, CT 06901.

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither the board of directors nor the nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at our Annual Meeting to be held on June 13, 2018. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2019 and 2020, respectively. At the recommendation of our nominating and governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2021 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to “WITHHOLD” authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class I Directors:
Joshua H. Bilenker, M.D.	46	President and Chief Executive Officer	2013
Steve D. Harr, M.D. (1)(2)	47	Former Chief Financial Officer and Head of Corporate Development, Juno Therapeutics	2016
Tim M. Mayleben (1)(2)	57	President and Chief Executive Officer, Esperion Therapeutics	2015

(1) Member of the nominating and governance committee

(2) Member of the compensation committee

Dr. Joshua H. Bilenker, founder of Loxo Oncology, has served as President and Chief Executive Officer since June 2013 and as a member of our board of directors since June 2013. Since November 2013, Dr. Bilenker has served as an Operating Partner at Aisling Capital LLC, or Aisling Capital, an investment firm, where he was a Partner from January 2012 to October 2013 and previously served as a Principal from October 2008 to December 2011 and an Associate from April 2006 to September 2008. From 2004 to 2006, Dr. Bilenker served as a Medical Officer at the FDA in the Office of Oncology. Dr. Bilenker trained at the University of Pennsylvania in internal medicine and medical oncology, earning board certification in these specialties. He received his M.D. from The Johns Hopkins School of Medicine and his A.B. degree in English from Princeton University. We believe that Dr. Bilenker should serve on our board of directors due to his thorough knowledge of our company and his experience in finance and medicine.

Dr. Steve D. Harr has served on the board of directors since November 2016. From April 2014 to March 2018, Dr. Harr served as Chief Financial Officer and Head of Corporate Development of Juno Therapeutics. Previously, he served in various roles at Morgan Stanley, including as Managing Director and Head of Global Biotech Investment Banking from 2010 to 2014. Prior to that, Dr. Harr was Morgan Stanley’s lead biotech research analyst and co-head of Global Healthcare Research. Dr. Harr also serves on the board of directors of JW Therapeutics. Dr. Harr received his B.A. in Economics from the College of the Holy Cross, his M.D. from Johns Hopkins School of Medicine, and was an internal medicine resident at the University of California, San Francisco. We believe Dr. Harr should serve on our board of directors due to his financial expertise and knowledge of the biotechnology and healthcare industries.

Tim M. Mayleben has served on the board of directors since July 2015. Mr. Mayleben currently serves as president and chief executive officer of Esperion Therapeutics and has been a member of the board of directors of Esperion since 2010. Prior to joining Esperion, Mr. Mayleben was president, CEO and a director of Aastrom Biosciences. Previously, he was president, chief operating officer and a director of NightHawk Radiology Holdings. Prior to joining NightHawk, Tim was chief operating officer of the original Esperion until its acquisition by Pfizer in 2004. Mr. Mayleben is a board member of several life science companies, including Kaléo Pharma and Marinus Pharmaceuticals and an advisor to the Wolverine Venture Fund. Mr. Mayleben earned an MBA with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University, and a BBA from the University of Michigan, Ross School of Business. We believe that Mr. Mayleben should serve on our board of directors due to his public company experience and understanding of the pharmaceutical industry.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting, and their ages, occupations and length of board service, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:
Keith T. Flaherty, M.D.	46	Director, Henri and Belinda Termeer Center for Targeted Therapy and Clinical Research and Professor of Medicine, Harvard Medical School	2013
Lori A. Kunkel, M.D.	59	Consultant	2014
Class III Directors:
Steven A. Elms (1)(2)	53	Managing Partner, Aisling Capital LLC	2013
Alan Fuhrman (2)(3)	60	Chief Financial Officer, Mirna Therapeutics	2015
Avi Z. Naider (2)	45	Chairman and CEO, ACES Risk Management Corp.	2013

(1) Member of the nominating and governance committee

(2) Member of the audit committee

(3) Member of the compensation committee

Dr. Keith T. Flaherty has served as a member of our board of directors since September 2013. He is Director of the Henri and Belinda Termeer Center for Targeted Therapy and Clinical Research, Massachusetts General Hospital Cancer Center, and is a Professor of Medicine at Harvard Medical School. He has worked as a physician at Massachusetts General Hospital since 2009. Dr. Flaherty serves on the board of directors of Clovis Oncology, Inc., a biopharmaceutical company. Dr. Flaherty trained in internal medicine at Brigham and Women’s Hospital, and in medical oncology at the University of Pennsylvania, earning board certifications in these specialties. He received his M.D. from The Johns Hopkins School of Medicine and his B.S. degree in Neurobiology from Yale University. We believe that Dr. Flaherty should serve on our board of directors due to his scientific background and experience as a clinician in the field of oncology.

Dr. Lori Kunkel has served on the board of directors since October 2014. She previously served as Acting Chief Medical Officer for Loxo Oncology. Prior to Loxo Oncology, Dr. Kunkel served as Chief Medical Officer at Pharmacyclics, a biopharmaceutical company, from November 2011 until August 2013 where she was responsible for building and leading an integrated clinical development and medical affairs organization highlighted by the approval of IMBRUVICA. Previously she served as Chief Medical Officer at Proteolix, a biotechnology company acquired by Onyx, where she oversaw the clinical development of KYPROLIS. Dr, Kunkel serves on the board of directors of Curis, Tocagen and Maverick Therapeutics. She previously served on the board of directors of Amphivena and Harpoon and is a clinical advisor on the scientific advisory boards of Amphvena, Atreca, Oryzon and Verastem. Dr. Kunkel trained in internal medicine at Baylor College of Medicine, and in hematology-oncology at USC and UCLA, earning board certification in these specialties. Dr. Kunkel received her M.D. from University of Southern California and her B.A. degree from University of California San Diego. We believe that Dr. Kunkel should serve on our board of directors due to her clinical development expertise and experience in the biopharmaceutical industry.

Steven A. Elms has served as a member of our board of directors since July 2013. He currently serves as a Managing Partner of Aisling Capital LLC, a private equity firm. He joined Aisling Capital LLC in 2000 from the life sciences investment banking group of Chase H&Q (formerly Hambrecht and Quist Group Inc.) where he was a principal. Mr. Elms serves on the board of directors of ADMA Biologics, Inc. Previously, Mr. Elms served on the board of directors of Ambit Biosciences Corp. from 2001 to 2014, MAP Pharmaceuticals, Inc. from 2004 to 2011 and has served on the boards of directors of a number of private companies. Mr. Elms received his B.A. in Human Biology from Stanford University and his M.B.A. from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Elms should serve on our board of directors due to his extensive financial services background and experience in the pharmaceutical and healthcare industries.

Alan Fuhrman has served as a member of our board of directors since January 2015. Since December 2017, Mr. Fuhrman has served as chief financial officer of Amplyx Pharmaceuticals, a drug development company focused on life-threatening fungal infections. Prior to joining Amplyx, Mr. Fuhrman served as chief financial officer of Mirna Therapeutics, Inc., a clinical-stage microRNA company that merged with Synlogic, from September 2015 until August 2017. Mr. Fuhrman also served as the chief financial officer of Ambit Biosciences from October 2010 until its sale to Daiichi Sankyo in November 2014. Prior to this role, he served as chief financial officer of Naviscan, Inc., a privately-held medical imaging company from November 2008 until September 2010, and as chief financial officer of Sonus Pharmaceuticals, an oncology-focused biotechnology company, from September 2004 until August 2008. Earlier in his career, Mr. Fuhrman practiced as a CPA with Coopers and Lybrand. Mr. Fuhrman received B.S. degrees in both business administration and agricultural economics from Montana State University. We believe that Mr. Fuhrman should serve on our board of directors based on his financial expertise and his experience with public company accounting.

Avi Z. Naider has served as a member of our board of directors since September 2013. Mr. Naider is Chairman and CEO of ACES Risk Management Corp., a software company, a position he has held since January 2008. Mr. Naider is also a private investor and consultant to various companies. Prior to joining ACES, Mr. Naider founded an internet advertising software company, worked in private equity and was an associate at the Boston Consulting Group. Mr. Naider received his A.B. in the Woodrow Wilson School of Public and International Affairs from Princeton University. We believe that Mr. Naider should serve on our board of directors due to his experience founding and managing companies.

There are no family relationships among our directors and officers.

Director Compensation

The following table provides information for the fiscal year ended December 31, 2017 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2017. Dr. Bilenker, our Chief Executive Officer is not included in the table below because he did not receive additional compensation for services as a director. The compensation received by Dr. Bilenker as an employee is shown below in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
David Bonita, M.D. (2)	$46,326	$558,903	—		$605,229
Steven A. Elms (3)	66,500	558,903	—		625,403
Keith T. Flaherty, M.D.	35,000	558,903	66,000	(4)	659,903
Alan Fuhrman	55,000	558,903	—		613,903
Steve D. Harr, M.D.	41,352	558,903	—		600,255
Lori Kunkel, M.D.	35,000	558,903	—		593,903
Tim M. Mayleben	47,970	558,903	—		606,873
Avi Z. Naider	42,500	558,903	—		601,403

(1)         Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options held by each non-employee director as of December 31, 2017, see the “Option Awards” column in the table below.

(2)         Dr. Bonita’s cash payments were made to OrbiMed Advisors LLC. Dr. Bonita resigned the Company’s Board of Directors in December 2017.

(3)         Mr. Elms’ cash payments are made to Aisling Capital LLC.

(4)         Represents compensation paid to Dr. Flaherty for services as a Scientific Advisory Board member.

Our non-employee directors held the following number of outstanding stock options as of December 31, 2017.

Name	Option Awards
David Bonita, M.D.	36,749
Steven A. Elms	42,249
Keith T. Flaherty, M.D.	237,173	(1)
Alan Fuhrman	42,249
Steve D. Harr, M.D.	26,625
Lori Kunkel, M.D.	135,998	(2)
Tim M. Mayleben	31,437
Avi Z. Naider	42,249

(1) Includes 194,294 awards granted for services as a Scientific Advisory Board member.

(2) Includes 109,374 awards granted for services as a consultant.

Non-Employee Director Compensation Arrangements

Our board of directors has adopted a non-employee director compensation policy that provides for the following:

Cash Compensation. We provide an annual cash retainer fee of $40,000 to each of our non-employee directors for their services as a member of our board of directors and an additional $30,000 to our non-executive chairperson, as well as the following committee retainers: $16,500 for service as chair of the audit committee and $8,500 for service as a member of the audit committee; $12,500 for service as chair of the compensation committee and $5,250 for service as a member of the compensation committee; and $8,500 for service as chair of the nominating and governance committee and $5,000 for service as a member of the nominating and governance committee.

Equity Awards. Each newly-elected or appointed non-employee director will be granted an option to purchase 17,500 shares of our common stock. Annually, each non-employee director will be granted an additional option to purchase 8,750 shares of our common stock, if the non-employee director has served continuously as a member of our board of directors for at least one year. Each initial stock option award will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant while each annual stock option award will vest and become exercisable in equal monthly installments over one year from the date of grant. The awards have 10-year terms and terminate three months following the date the director ceases to provide continuous services to Loxo Oncology or 12 months following that date if the termination is due to death or disability.

In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

Other Compensation. Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as directors, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF

THE THREE NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

Our audit committee has selected Ernst & Young LLP (“Ernst & Young”) as Loxo Oncology’s independent registered public accounting firm to perform the audit of Loxo Oncology’s financial statements for the fiscal year ending December 31, 2018 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, Loxo Oncology has determined that it is good practice to request ratification of this selection by the stockholders. In the event that Ernst & Young is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young as Loxo Oncology’s independent registered public accounting firm.

Prior to the engagement of Ernst & Young, CohnReznick LLP (“CohnReznick”) had been Loxo Oncology’s independent auditor for the years ended December 31, 2016 and 2015. In March 2017, our Audit Committee approved the dismissal of CohnReznick and appointed Ernst & Young as our independent auditor for the fiscal year ended December 31, 2017. CohnReznick’s reports on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2016 and 2015, and through March 15, 2017, (i) there have been no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Loxo Oncology and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CohnReznick would have caused CohnReznick to make reference to the subject matter of the disagreement in connection with its reports on Loxo Oncology’s consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). We have given CohnReznick permission to respond fully to the inquiries of the successor auditor.

On March 15, 2017, our audit committee approved the appointment of Ernst & Young as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2017. During the fiscal years ended December 31, 2016 and 2015, and through March 15, 2017, neither Loxo Oncology nor anyone on its behalf, consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by Ernst & Young that Ernst & Young concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Ernst & Young are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually.

During fiscal year 2017 fees for services provided by Ernst & Young were as follows:

Fees Billed to Loxo Oncology	Fiscal Year 2017
Audit fees (1)	$884,679
Audit related fees	—
Tax fees	—
All other fees	—
Total fees	$884,679

(1) “Audit fees” include fees for audit services primarily related to the audits of our annual financial statements and internal controls over financial reporting; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC, including our Registration Statement on Form S-3 filed in June 2017; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were pre-approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking a non-binding, advisory stockholder vote on the compensation awarded to our named executive officers for the fiscal year ended December 31, 2017, known as a “Say on Pay” vote.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. This is our first year holding such an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote, in connection with our annual meeting of stockholders.

As described in detail in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, our compensation program is designed to reward our executive officers at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain and motivate them to exert their best efforts and create a successful company. Our philosophy is to tie a greater percentage of an executive officer’s compensation to stockholder returns and to keep cash compensation at a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including base salary and annual cash incentives tied to performance measures) and long-term incentives (including equity awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure for a comprehensive explanation and analysis of our executive compensation policies and practices.

Based on the above, we request that stockholders approve on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement pursuant to the following resolution:

RESOLVED, that the compensation paid to Loxo Oncology’s named executive officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

Approval of named executive officer compensation requires the approval of a majority of the votes present or represented by proxy and entitled to vote thereon.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

TO APPROVE THE COMPENSATION AWARDED TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES

REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

Under the Section 14A of the Exchange Act, at least every six years our stockholders are entitled to cast an advisory vote to indicate the frequency with which we should hold future non-binding votes to approve executive compensation, commonly known as a “say-when-on-pay” vote, or to abstain from voting.

We are requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our named executive officers should be every one year, two years or three years. The board of directors and the compensation committee believe that annual votes will allow the compensation committee, management, and our stockholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. As an advisory vote, the vote on Proposal 4 is not binding on us. However, the board of directors and the compensation and nominating and governance committees of the board of directors value the opinions of our stockholders and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

Notwithstanding the board of directors’ recommendation and the outcome of the stockholder vote, the board of directors may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY YEAR (ONE YEAR) FOR HOLDING FUTURE NON-BINDING VOTES TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 5

APPROVAL OF AN AMENDMENT OF THE 2014 EQUITY INCENTIVE PLAN

General

In July 2014, our Equity Incentive Plan (“2014 Plan”) was initially adopted by our Board of Directors and subsequently approved by our stockholders in connection with our initial public offering. The material terms of the 2014 Plan were reapproved by our stockholders on June 10, 2015. The 2014 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units and performance awards (“Performance Awards”).

We are asking our stockholders to approve an amendment to the 2014 Plan to increase the authorized number of shares of our common stock reserved for issuance under the 2014 Plan by 1,500,000 shares, and to approve amendments to the 2014 Plan to (i) to increase the “evergreen” from 3% to 4% but to reduce the term of such “evergreen” to calendar years through January 1, 2023, (ii) impose a limit of 30,000 shares as the maximum number of shares that may be granted under the 2014 Plan to each of our non-employee directors each year, (iii) prohibit shares that are withheld from exercised shares for taxes, payment of exercise price in connection with the exercise of options or stock appreciation rights from returning to the total number of shares reserved for awards, (iv) provide for a prohibition on payment of dividends on unvested awards, (v) prohibit repricing without stockholder approval, (vi) prohibit transfer of awards to third-party institutions for value and (vii) make certain modifications to reflect changes to the tax law by 2017 tax legislation. The 2014 Plan currently has a recoupment provision requiring repayment to the company of any shares or other amount that may be paid in respect of equity awards in the event of certain acts of misconduct.

Reasons for Amendment of the 2014 Plan

We believe the proposed 2014 Plan amendments would enable us to continue to attract, retain and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives. Competition for talent in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees and consultants has been our equity-based compensation programs, including the grant of options under the 2014 Plan. Allowing employees and consultants to participate in owning shares of our common stock helps align the objectives of our stockholders, our employees and our consultants and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success and creating long-term value for our stockholders. We also believe that our compensation model has helped us create an ownership culture among our employees and consultants.  Over 75% of the shares subject to employee equity grants made in 2017 were attributable to awards to our employees who were not Named Executive Officers.

The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2014 Plan (as of March 31, 2018) is not sufficient for future granting needs. We have grown rapidly since our initial public offering in 2014, from six full-time employees to 73 full-time employees at March 31, 2018. As of March 31, 2018, there were approximately 109 individuals eligible to participate in the 2014 Plan. Our Board, the Compensation Committee and management believe that the effective use of share-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2014 Plan will maintain and enhance the key policies and practices adopted by our management and Board to align employee and shareholder interests and to link compensation to our corporate performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our 2014 Plan is essential to permit us to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

Summary of the Proposal

We are asking our stockholders to approve an increase to the authorized number of shares of our common stock reserved for issuance under the 2014 Plan by 1,500,000 shares and to increase the “evergreen” from 3% to 4% and reducing the “evergreen” provision as noted below.

Other Corporate Governance Best Practice Features of the Amendment

We are also asking our stockholders to approve other features of the plan in accordance with best corporate governance practices including  (i)  to reduce the term of the “evergreen” provision to calendar years through January 1, 2023, (ii) impose a limit of 30,000 shares as the maximum number of shares that may be granted under the 2014 Plan to each of our non-employee directors each year, (iii) a prohibition on returning shares that have been withheld from exercised shares for taxes, payment of exercise price in connection with the exercise of options or stock appreciation rights from returning to the options share pool, (iv) provide for a prohibition on payment of dividends on unvested awards, (v) prohibit repricing without stockholder approval, (vi) prohibit transfer of awards to third-party institutions for value and (vii) make certain changes to reflect changes to the tax law by 2017 tax legislation. Our Board of Directors approved the 2014 Plan amendments on April 23, 2018, subject to approval by stockholders. If stockholders do not approve the 2014 Plan amendments, no shares will be added to the authorized number of shares reserved for issuance under the 2014 Plan, and the other 2014 Plan amendments will not take effect.

In evaluating the proposed 2014 Plan amendments, our Board of Directors considered a number of factors, including the costs of such amendments as well as an analysis of certain burn rate, dilution and overhang metrics as summarized below:

Equity Compensation Is a Critical Element of Our Compensation Policy. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our competitive and fast-paced industry. We use equity awards under the 2014 Plan to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to the company and its affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the amendments to the 2014 Plan is in the best interest of our stockholders because equity awards help us to:

•                  attract, motivate and retain talented employees, directors and consultants;

•                  align employee and stockholder interests; and

•                  link employee compensation with company performance.

We strongly believe that the approval of the 2014 Plan amendments will enable us to continue to use the 2014 Plan to achieve our goals in attracting and retaining our most valuable asset: our employees.

We Have Carefully Considered and Forecasted Our Need for Shares. After carefully forecasting our anticipated growth, hiring plans and retention needs and considering our historical grant and forfeitures rates, we anticipate that the additional shares we seek to add to the 2014 Plan, combined with the existing shares available for grant under the 2014 Plan as of March 31, 2018, and the “evergreen” will be sufficient to attract and retain employees through 2023. However, a change in business conditions or our strategy could alter this projection.

In determining the number of shares to reserve for issuance under the 2014 Plan, our Compensation Committee considered a number of factors, including:

•                  Historical Grant Practices. During the fiscal years 2015, 2016 and 2017, we granted equity awards pursuant to the 2014 Plan for 536,534, 826,476 and 700,500 shares, and returned 237,936, 64,301, and 63,347 shares, respectively, to the 2014 Plan in connection with withheld shares and canceled awards related to discontinuation of service. This represents gross burn rates of 3.18%, 3.95% and 2.50% for the years 2015, 2016 and 2017, respectively, and a three-year average gross burn rate of 3.21% of the weighted average shares of common stock outstanding.

•                  Potential Dilution. Our fiscal year-end overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus the number of shares remaining available for issuance under the 2014 Plan by (ii) the number of shares outstanding at the end of the fiscal year, was 18.4%, 15.7% and 12.6%, respectively. If approved, the new shares reserved for issuance under the 2014 Plan would represent an additional potential equity dilution of approximately 5.0%.

•                  Expected Utilization. As of March 31, 2018, only 216,282 shares of our common stock remained available for future grant of awards under the 2014 Plan. If stockholders do not approve the proposed share increase, then based on historical usage rates under the 2014 Plan, we believe we will be unable to make grants, including our annual grants, during fiscal year 2019 and future years, and lose an important compensation tool aligned with stockholder interests to attract and retain key executives and employees.

Summary of the 2014 Plan

The material terms of the 2014 Plan, as would be amended by these proposed amendments, are summarized below. The summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Appendix A to this proxy statement.

Purpose

The 2014 Plan allows us, under the direction of our Compensation Committee (or those persons to whom administration of the 2014 Plan, or part of the 2014 Plan, has been delegated or permitted by law) to make grants of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, performance shares and performance units to employees, directors, consultants, independent contractors and advisors. The purpose of these equity awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our stockholders by continuing to link a portion of their compensation with our performance.

Summary of the 2014 Plan — Key Terms

Shares Authorized

We initially reserved 1,092,085 shares of our common stock to be issued under our 2014 Plan. These shares were increased automatically by 499,021, 587,331, 650,437 and 899,751 on January 1 of each of 2015, 2016, 2017 and 2018, respectively, and, if the 2014 Plan amendments are approved, it will increase automatically on the first day of January of each of 2019 through 2023 by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31. However, our board of directors may reduce the amount of the increase in any particular year. In addition, the following shares are available for grant and issuance under our 2014 Plan:

•                  shares subject to options or stock appreciation rights granted under our 2014 Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•                  shares subject to awards granted under our 2014 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•                  shares subject to awards granted under our 2014 Plan that otherwise terminate without shares being issued;

•                  shares surrendered, cancelled or exchanged for cash or a different award (or combination thereof);

•                  shares of common stock reserved but not issued or subject to outstanding grants under our 2013 Equity Incentive Plan as of the date of our initial public offering;

•                  shares of common stock issuable upon the exercise of options or subject to other awards under our 2013 Equity Incentive Plan that cease to be subject to such options or other awards by forfeiture or otherwise will be available for grant and issuance under our 2014 Plan; and

•                  shares of common stock issued under our 2013 Plan that are forfeited or repurchased by us are available for grant and issuance under our 2014 Plan.

As of March 31, 2018, we had 3,630,971 outstanding stock options under the 2014 Plan with a weighted average exercise price of $51.90 and weighted average remaining contractual term of 8.14 years. As of March 31, 2018, we had 216,282 shares available for grant in the 2014 Plan.

Other Features of the Plan

Plan Term:	July 19, 2014 to July 18, 2024

Eligible Participants:

Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, independent contractors, and advisors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the 2014 Plan. As of March 31, 2018, there are approximately 78 employees, 24 consultants and seven non-employee directors who are eligible to participate in the 2014 Plan.

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Stock bonus awards

(4) Stock appreciation rights

(5) Restricted stock units

(6) Performance shares

(7) Performance units

Limits on Awards:

No person is eligible to receive more than 1,000,000 shares in any calendar year under our 2014 Plan other than a new employee of ours, who is eligible to receive no more than 2,000,000 shares under the 2014 Plan in the calendar year in which the employee commences employment. Additionally, no person is eligible to receive more than $5,000,000 in performance awards in any calendar year under the 2014 Plan. Further, a non-employee director is not eligible to receive more than 1,000,000 shares subject to awards under the 2014 Plan in any calendar year. Finally, no more than 10,000,000 shares shall be issued pursuant to the exercise of ISOs over the term of the 2014 Plan.

Vesting:

Vesting schedules are determined by our Compensation Committee when each award is granted. Options generally vest over four years, other than options for our non-employee director stock which vest in full on the one-year anniversary of the date of grant, except for initial awards that vest in three annual installments.

Award Terms:

Stock options have a term of ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which have a term no longer than five years. Stock appreciation rights have a term of ten years from the date they were granted.

Terms applicable to Stock Options and Stock Appreciation Rights:

The exercise price of grants made under the 2014 Plan of stock options or stock appreciation rights may not be less than the fair market value (the closing price of our common stock on the date of grant, and if that is not a trading day, the closing price of our common stock on the trading day immediately prior to the date of grant) of our common stock. On the Record Date, the closing price of our common stock was $133.06 per share. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Stock Bonus Awards:

Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance shares or performance units may be settled in shares or in cash.

Repricing Prohibited:

Pursuant to an amendment to the 2014 Plan if approved by stockholders, repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited without stockholder approval under the 2014 Plan. Such prohibited repricing includes substituting, or exchanging outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by stockholders.

No “Liberal” Share Recycling:

Shares of common stock subject to awards under our 2013 Equity Incentive Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award shall not be available for grant and issuance under our 2014 Plan. In addition, when awards granted under the 2014 Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and will be available for future awards. However, shares that are tendered by holders or withheld by us to pay the exercise price of a stock option or stock appreciation right, shares withheld to satisfy tax withholding obligations in connection with the exercise or vesting of any plan awards or shares that are repurchased by us for any reason other than shares repurchased at their original issue price, in each case will not be available for future awards. If a stock appreciation right is exercised, we will subtract from the shares available under the 2014 Plan the full number of shares subject to the portion of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise. In addition, shares repurchased with the proceeds of an option exercise price may not again be granted or issued under the 2014 Plan.

Restrictions on Transfer:	Shares of common stock subject to awards under our 2014 Plan are prohibited from being transferred to third-party institutions for value.

Prohibition on Dividend Payments on Unvested Awards:	Shares of common stock subject to unvested awards shall not be eligible for payment of dividends.

Director Awards:

If the amendments to the 2014 Plan are approved by the stockholders, the maximum equity awards that may be awarded to non-employee directors will be reduced such that no non-employee director may receive an award of more than 30,000 shares in any calendar year.

Recoupment:

All awards under the 2014 Plan are subject to the recoupment policy adopted by the Board or if required by law during the term of individual’s employment or other service with our company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding awards and the recoupment of any gains realized with respect to awards.

Stock options may vest based on time or achievement of performance conditions or a combination of both. Stock options may be vested and exercisable within the times or upon the conditions as set forth in the award agreement and our compensation committee may provide for stock options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as it determines.

A restricted stock unit represents the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If a restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us.

A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions, or a combination of both. The price, if any, of a restricted stock award will be determined by the compensation committee. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

A stock appreciation right involves a payment, or payments, in cash or shares of our common stock (which may be subject to additional restrictions), to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. Stock appreciation rights may vest based on time or achievement of performance conditions.

A performance award is an award of a cash bonus or a number of shares of our common stock that may be settled upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals. As noted above, no person is eligible to receive more than $5,000,000 in performance awards in any calendar year.

Stock bonuses may be granted as additional compensation for service or performance and, therefore, will not be issued in exchange for cash.

Our 2014 Plan permits the grant of performance-based stock and cash awards up to $5,000,000 in any calendar year that may qualify as “performance-based” compensation that is not subject to the $1,000,000 limitation on income tax deductibility imposed by Section 162(m) of the Code. In addition to the grant of stock options or stock appreciation rights that are deemed to be performance-based if issued at fair market value, our Compensation Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

Our 2014 Plan is administered by our Compensation Committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our Board of Directors acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our 2014 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2014 Plan, and has the full power to implement and carry out the 2014 Plan, except that our Board of Directors will establish the terms of the grant of any awards to non-employee directors.

Our Compensation Committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria: (a) profit before tax; (b) billings; (c) revenue; (d) net revenue; (e) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (f) operating income; (g) operating margin; (h) operating profit; (i) controllable operating profit, or net operating profit; (j) net profit; (k) gross margin; (l) operating expenses or operating expenses as a percentage of revenue; (m) net income; (n) earnings per share; (o) total stockholder return; (p) market share; (q) return on assets or net assets; (r) our stock price; (s) growth in stockholder value relative to a pre-determined index; (t) return on equity; (u) return on invested capital; (v) cash flow (including free cash flow or operating cash flows); (w) cash conversion cycle; (x) economic value added; (y) individual confidential business objectives; (z) contract awards or backlog; (aa) overhead or other expense reduction; (bb) credit rating; (cc) strategic plan development and implementation; (dd) succession plan development and implementation; (ee) improvement in workforce diversity; (ff) customer indicators; (gg) new product invention or innovation; (hh) attainment of research and development milestones; (ii) improvements in productivity; (jj) bookings; (kk) attainment of objective operating goals and employee metrics; and (ll) any other metric that is capable of measurement as determined by the Compensation Committee.

Awards granted under our 2014 Equity Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our Compensation Committee. Unless otherwise permitted by our Compensation Committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Stock options granted under our 2014 Equity Incentive Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us for any reason other than for cause, death or disability, for a period of 12 months post-termination in the case of termination due to death or disability, or such longer period as our Compensation Committee may provide. Stock options generally terminate immediately upon termination of employment for cause. Unless otherwise determined by our Compensation Committee and as set forth in a participant’s award agreement, upon a termination of employment or service with us, the vesting of any shares of restricted stock awards, restricted stock units, stock bonus awards, options, stock appreciation rights or performance awards will cease on the date of termination of employment.

Adjustments / Compensation Events

In the event of an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of our capital structure without consideration, the Board may approve, in its discretion, an adjustment of the number and kind of shares available for grant under the 2014 Plan, and subject to the various limitations set forth in the 2014 Plan, the number of shares subject to outstanding awards under the 2014 Plan, and the exercise price of outstanding stock options and of other awards.

In the event of a merger or consolidation, any and all outstanding awards may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and expire upon the closing of the merger or consolidation. In addition, in the event of specified change in control transactions, our compensation committee may accelerate the vesting of awards (a) immediately upon the occurrence of the transaction, whether or not the award is continued, assumed or substituted by a surviving corporation or its parent in the transaction, or (b) in connection with a termination of a participant’s service following such a transaction. In the event of a merger or consolidation, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable in full.

Our 2014 Plan will terminate on July 18, 2024, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our 2014 Plan at any time. Our Board of Directors must obtain the approval of our stockholders if our Board of Directors amends our 2014 Plan in any manner that requires stockholder approval.

Recoupment

All awards under the 2014 Plan shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of individual’s employment or other service with our company that is applicable to our executive officers, employees, directors or other service providers, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding awards and the recoupment of any gains realized with respect to awards.

The summary of the 2014 Plan provided above is a summary of the principal features of the 2014 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2014 Plan. It is qualified in its entirety by reference to the full text of the 2014 Plan. A copy of the 2014 Plan is attached as

Appendix A to this Proxy Statement.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2014 Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Stock Options and Stock Appreciation Rights. A recipient of a stock option or stock appreciation right will not recognize taxable income upon the grant of those awards. For NSOs and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an ISO will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such awards to seek the advice of their own tax counsel.

Restricted Stock Awards. For restricted stock awards, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Restricted Stock Units. A holder of a restricted stock unit does not recognize taxable income when the restricted stock unit is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

Other Share-Based Awards. The tax effects of other share-based awards will vary depending on the type, terms and conditions of those awards.

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Impact of Section 162(m)

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers.  While our Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation” (including stock option grants, performance-based cash bonuses and performance-based equity awards, such as performance-based restricted stock units) effective for taxable years after December 31, 2017.  As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded by the Tax Cuts and Jobs Act to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017 (including performance-based restricted stock units that were intended to qualify as performance-based compensation for purposes of Section 162(m) that were granted to our executive officers who were “covered employees” within the meaning of Section 162(m)). We believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017 will continue to be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility.

New 2014 Plan Benefits

All awards to executive officers, employees and consultants are made at the discretion of the 2014 Plan administrator. We anticipate that the Board of Directors will award 8,750 shares of our common stock to each of our non-employee directors following the annual meeting. Using the closing price of our common stock on Nasdaq on the Record Date of $133.06 per share, this would be equal to an aggregate value of $1,164,275. Future awards to our officers, employees and consultants under the 2014 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated by those individuals under the 2014 Plan are not determinable at this time.

History of Grants Under the 2014 Plan

From the inception of the 2014 Plan through March 31, 2018, options to purchase a total of 4,041,635 shares had been granted under the 2014 Plan, 174,622 of which had been exercised and 3,630,971 of which remained outstanding. The options outstanding as of March 31, 2018 had a weighted-average exercise price of $51.90 per share. The closing price per share of our common stock as reported by Nasdaq on the Record Date was $133.06. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees (excluding our executive officers and directors) as a group, from the inception of the 2014 Plan through March 31, 2018:

Name and Position	Number of Options Granted
Joshua H. Bilenker, M.D., President and Chief Executive Officer	1,101,000
Jennifer Burstein, Senior Vice President of Finance	158,000
Jacob Van Naarden, Chief Business Officer	442,000
All current executive officers as a group (3 persons)	1,598,300
All current non-employee directors as a group (7 persons)	256,682
All current employees as a group (excluding executive officers and directors)	1,739,300

Additional information about outstanding grants under our 2014 Plan can be found in the Section entitled “Equity Compensation Plan Information” below.

Certain Interests of Directors

In considering the recommendation of our Board of Directors with respect to the re-approval of the material terms of the 2014 Plan, stockholders should be aware that the members of our Board of Directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2014 Plan. Please see Proposal No. 1—Election of Directors—Director Compensation for more detail about equity grants to our directors. Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AMENDMENTS TO OUR 2014 EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2018, by:

•                  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•                  each of our directors or director nominees;

•                  each of our executive officers; and

•                  all of our directors, director nominees and executive officers as a group.

Percentage ownership of our common stock is based on 30,055,380 shares of our common stock outstanding on March 31, 2018. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to applicable community property laws. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the record date to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Loxo Oncology, Inc., 281 Tresser Boulevard, 9th Floor, Stamford, CT 06901.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
5% Stockholders
FMR, LLC(1)	4,490,625	14.9%
Aisling Capital III, LP (2)	3,438,920	11.4
Sands Capital Management, LLC (3)	2,272,109	7.6
Wellington Management Group LLP (4)	2,092,151	7.0
The Vanguard Group (5)	1,972,919	6.6
BlackRock, Inc. (6)	1,841,336	6.1
Entities affiliated with Access Industries Management, LLC (7)	1,741,517	5.8
T. Rowe Price Associates, Inc. (8)	1,595,137	5.3
Adage Capital Partners GP, L.L.C. (9)	1,543,192	5.1
Directors and Named Executive Officers
Joshua H. Bilenker, M.D. (10)	1,001,929	3.2%
Jacob S. Van Naarden (11)	263,316	*
Jennifer Burstein (12)	59,465	*
Steven A. Elms (13)	3,480,252	11.6
Keith T. Flaherty, M.D. (14)	243,769	*
Alan Fuhrman (15)	41,332	*
Steve Harr, M.D. (16)	15,291	*
Lori Kunkel, M.D. (17)	140,844	*
Timothy M. Mayleben (18)	25,311	*
Avi Z. Naider (19)	167,450	*

Total Executive Officers and Directors as a Group (10 people) (20)	5,438,959	17.1

*Represents beneficial ownership of less than one percent.

(1)                                 Based on a Schedule 13G/A filed on February 13, 2018. Consists of 4,490,625 shares of our common stock held by FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of FMR LLC such that they may be deemed to beneficially own the shares of common stock held directly by FMR LLC. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)                                 Consists of shares of common stock owned directly by Aisling Capital III, LP, or Aisling. The general partner of Aisling is Aisling Capital Partners III, LP, or Aisling GP. Mr. Elms is a Managing Partner and Dr. Bilenker is an Operating Partner of Aisling GP, which has established an investment committee that has voting and investment power with respect to these shares. Mr. Elms is a member of the investment committee of Aisling GP and, as such, may be deemed to have voting and investment power with respect to these shares. Dr. Bilenker is not a member of the investment committee and does not have voting and dispositive power with regard to these shares. Mr. Elms is also a Managing Member of Aisling Capital, LLC, which is the investment manager of Aisling, and a Member and Officer of Aisling Capital Partners III, LLC, the general partner of Aisling GP. The address of Aisling Capital III, LP and Aisling GP is 888 Seventh Avenue, 12th Floor, New York, NY 10106.

(3)                                 Based on a Schedule 13G filed on February 14, 2018. Sands Capital Management, LLC, or Sands Capital, has sole voting power with respect to 1,659,593 shares of our common stock and sole dispositive power with respect to 2,272,109 shares of our common stock.  These shares are beneficially owned by clients of Sands Capital. Sands Capital’s address is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209.

(4)                                 Based on a Schedule 13G/A filed February 8, 2018, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Global Holdings, Ltd., each a holding company, have shared voting power with respect to 1,864,853 shares and shared dispositive power with respect to 2,092,151 shares. The shares reported are owned by clients of the following investment advisers: Wellington Management Company LLP; Wellington Management Canada LLC; Wellington Management Singapore Pte Ltd; Wellington Management Hong Kong Ltd; Wellington Management International Ltd; Wellington Management Japan Pte Ltd; and Wellington Management Australia Pty Ltd, or collectively, the Wellington Investment Advisers. Wellington Investment Advisers Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisers Holdings LLP is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP. The address for Wellington Management Company LLP is 280 Congress Street, Boston, MA 02210.

(5)                                 Based on a Schedule 13G filed on February 9, 2018. Consists of an aggregate of 1,972,919 shares of our common stock beneficially owned by The Vanguard Group, or Vanguard. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 42,521 shares of our common stock as a result of its serving as investment manager of Vanguard’s collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 3,168 shares of our common stock as a result of its serving as investment manager of Vanguard’s Australian investment offerings. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(6)                                 Based on a Schedule 13G filed on February 2, 2018. Consists of 1,841,336 shares of our common stock held by the following subsidiaries of BlackRock, Inc, or BlackRock:  BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC.  Blackrock’s address is 55 East 52nd Street, New York, NY 10055.

(7)                                 Based on a Schedule 13D/A filed January 24, 2018. Consists of 1,069,229 shares of common stock held by AI Loxo Holdings 2 LLC, or AI Loxo 2, and 672,288 shares of common stock held by AI Life Sciences Investments LLC, or AI Life. Each of (i) Access Industries, Inc., or Access, (ii) Access Industries Management, LLC, or AIM LLC, and (iii) Len Blavatnik may be deemed to beneficially own and share voting and investment power over the shares of common stock held directly by AI Loxo 2 because AIM LLC controls Al Loxo 2, Access owns all of the outstanding membership interests of AIM LLC, and Len Blavatnik controls each of Access, AIM LLC and AI Loxo 2. Each of Access, AIM LLC and Len Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, other than AI Loxo 2, disclaims beneficial ownership of the shares held by AI Loxo 2. Each of (i) Access Industries Holdings LLC, or AIH LLC, (ii) AIM LLC, (iii) Access and (iv) Len Blavatnik may be deemed to beneficially own and share investment and voting power over the shares of common stock held directly by AI Life because (i) Access owns all of the outstanding membership interests of AIM LLC, (ii) Len Blavatnik controls each of Access and AIM LLC and (iii) AIM LLC controls each of AI Life, AI-LSI Management LLC (the managing member of AI Life) and AI LSI SPV LLC (which holds certain membership interests in AI Life). Each of AIH LLC, AIM LLC, Access and Len Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, other than AI Life, disclaims beneficial ownership of the shares of Common Stock held by AI Life. The Blavatnik Family Foundation, or Foundation, may be deemed to have been acting together with certain AIM LLC, Access, AI Loxo 2 and/or AIH LLC, or collectively, the Access Reporting Persons, in connection with certain trading activities. Accordingly, as a precautionary matter, the Foundation reported ownership of shares by and transactions effected by the Foundation. The Foundation is a charitable trust that is managed by a board of managers consisting of Alex Blavatnik and Lincoln Benet. The Foundation received its shares of our common stock as a charitable contribution. The Foundation disposed of its shares of our common stock to fund its charitable purposes. The Foundation does not currently own any shares of our common stock, and may no longer be deemed to be acting together with the other Access Reporting Persons. Mr. Naider is the President of AI LSI Management LLC, the managing member of AI Life, and disclaims all beneficial, investment and voting power over the shares. The principal business address of Access Industries is 730 Fifth Avenue, 20th Floor, New York, NY 10019.

(8)                                 Based on a Schedule 13G filed on February 14, 2018. Consists of an aggregate of 1,595,137 shares of our common stock beneficially owned by T. Rowe Price Associates, Inc., or Price Associates. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of our common stock is owned by any one client subject to the investment advice of Price Associates.

(9)                                 Based on a Schedule 13G/A filed on February 13, 2018. Consists of 1,543,192 shares of our common stock held directly by Adage Capital Partners, L.P., or ACP. Each of (i) Adage Capital Partners GP, L.L.C., or ACPGP, as general partner of ACP, (ii) Adage Capital Advisors, L.L.C., or ACA, as managing member of ACPGP, (iii) Robert Atchinson as managing member of ACA, managing member of ACPGP and general partner of ACP, and (iv) Phillip Gross, as managing member of ACA, managing member of ACPGP and general partner of ACP, may be deemed to beneficially share voting and dispositive power over the shares owned by ACP. ACP’s address is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(10)                          Consists of (a) 182,707 shares of our common stock held directly by Dr. Bilenker and (b) 819,222 shares of our common stock issuable to Dr. Bilenker upon the exercise of stock options that are exercisable within 60 days of March 31, 2018. Dr. Bilenker is an Operating Partner at Aisling GP, the general partner of Aisling, but is not a member of its investment committee and therefore does not have voting or dispositive power with regard to the shares held by Aisling (see note 1).

(11)                          Consists of 263,316 shares of our common stock issuable to Mr. Van Naarden upon the exercise of stock options that are exercisable within 60 days of March 31, 2018.

(12)                          Consists of 59,465 shares of our common stock issuable to Ms. Burstein upon the exercise of stock options that are exercisable within 60 days of March 31, 2018.

(13)                          Consists of (a) 3,438,920 shares of our common stock held directly by Aisling and (b) 41,332 shares of our common stock issuable to Mr. Elms upon the exercise of stock options that are exercisable within 60 days of March 31, 2018. Mr. Elms is a Managing Partner of Aisling GP and a member of its investment committee, a Managing Member of Aisling Capital, LLC, and a member and Officer of Aisling Capital Partners III, LLC, and, as such, may be deemed to have voting and investment power with respect to those shares (see note 1).

(14)                          Consists of (a) 9,732 shares of our common stock held directly by Dr. Flaherty and (b) 234,037 shares of our common stock issuable to Dr. Flaherty upon the exercise of stock options that are exercisable within 60 days after March 31, 2018.

(15)                          Consists of 41,332 shares of our common stock issuable to Mr. Fuhrman upon the exercise of stock options that are exercisable within 60 days after March 31, 2018.

(16)                          Consists of 15,291 shares of our common stock issuable to Dr. Harr upon the exercise of stock options that are exercisable within 60 days after March 31, 2018.

(17)                          Consists of (a) 11,840 shares of our common stock held directly by Dr. Kunkel and (b) 129,004 shares of our common stock issuable to Dr. Kunkel upon the exercise of stock options that are exercisable within 60 days after March 31, 2018.

(18)                          Consists of 25,311 shares of our common stock issuable to Mr. Mayleben upon the exercise of stock options that are exercisable within 60 days after March 31, 2018.

(19)                          Consists of (a) 126,118 shares of common stock held directly by Mr. Naider and (b) 41,332 shares of our common stock issuable to Mr. Naider upon the exercise of stock options that are exercisable within 60 days after March 31, 2018.

(20)                          Includes shares beneficially owned by directors and executive officers. Consists of 3,769,317 shares of common stock and 1,669,642 of our common stock underlying options that are exercisable within 60 days of March 31, 2018.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages and their positions are shown below.

Name	Age	Position
Joshua H. Bilenker, M.D.	46	President and Chief Executive Officer
Jennifer Burstein	46	Senior Vice President of Finance
Jacob S. Van Naarden	33	Chief Business Officer

Our board of directors chooses executive officers, who then serve at the board’s discretion. There is no family relationship among any of our directors or executive officers.

Dr. Joshua H. Bilenker, founder of Loxo Oncology, has served as President and Chief Executive Officer since June 2013 and as a member of our board of directors since June 2013. Since November 2013, Dr. Bilenker has served as an Operating Partner at Aisling Capital LLC, or Aisling Capital, an investment firm, where he was a Partner from January 2012 to October 2013 and previously served as a Principal from October 2008 to December 2011 and an Associate from April 2006 to September 2008. From 2004 to 2006, Dr. Bilenker served as a Medical Officer at the FDA in the Office of Oncology. Dr. Bilenker trained at the University of Pennsylvania in internal medicine and medical oncology, earning board certification in these specialties. He received his M.D. from The Johns Hopkins School of Medicine and his A.B. degree in English from Princeton University.

Jennifer Burstein has served as Senior Vice President of Finance since January 2018 and as Vice President of Finance since May 2015. Prior to Loxo Oncology, Ms. Burstein served as Vice President of Finance at Acorda Therapeutics, Inc., a public biotechnology company, from July 2010 until April 2015, where she held several positions of increasing responsibility in Finance from 2006 until being appointed Vice President of Finance. Prior to joining Acorda, from 2002 to 2006, she was with Eyetech Pharmaceuticals, Inc., a public biotechnology company, which is currently a subsidiary of Valeant Pharmaceuticals International, Inc., where she held several positions of increasing responsibility in Finance until being promoted to Senior Director, Accounting. Before Eyetech, Ms. Burstein worked in the Finance departments at several companies and in public accounting. Ms. Burstein received her B.S. in Business Administration and M.B.A. in Accounting from the State University of New York at Buffalo and has a CPA license in New York.

Jacob S. Van Naarden has served as our Chief Business Officer since December 2015, and prior to that he served as our Vice President of Corporate Development and Strategy, since May 2014. Prior to joining Loxo Oncology, Mr. Van Naarden was an analyst at HealthCor Management from June 2013 to May 2014. From August 2008 to June 2013, Mr. Van Naarden worked at Aisling Capital, initially as an analyst and later as an associate. Mr. Van Naarden started his career at Goldman Sachs, where he worked from July 2006 to June 2008. Mr. Van Naarden received his A.B. in Molecular Biology from Princeton University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our primary objective with respect to executive compensation is to attract and retain individuals who possess knowledge, experience and skills that we believe are important to our business of developing highly selective medicines for patients with genetically defined cancers.  We require a highly educated, specialized and sought-after workforce and our product candidates involve long development cycles.  In light of these challenges, our compensation philosophy is to provide and effectively implement policies, plans and programs designed to attract, retain and motivate the workforce required for us to achieve our strategic as well as tactical goals and create long-term value for our shareholders.

This section provides an overview of the material components of our executive compensation program for our principal executive officer, our principal financial officer, and our other most highly compensated executive officer (our “Named Executive Officers”) during fiscal year 2017.  Our Named Executive Officers for fiscal year 2017 were:

•                  Joshua H. Bilenker, our President and Chief Executive Officer;

•                  Jacob S. Van Naarden, our Chief Business Officer; and

•                  Jennifer Burstein, our Senior Vice President of Finance.

Executive Summary

We believe that the compensation of our Named Executive Officers was aligned with our compensation philosophy and strong performance for fiscal year 2017.  We achieved outstanding results in fiscal year 2017 — short-and long-term and from both financial and strategic perspectives.  A few of our business highlights include the following:

•                  we entered into a global collaboration arrangement with Bayer Consumer Care AG (“Bayer”) to develop and commercialize larotrectinib and LOXO-195, as a result of which we and Bayer will co-promote our products in the U.S. and share commercial costs and profits.

•                  we initiated a rolling NDA submission to the U.S. Food and Drug Administration (FDA) for larotrectinib for the treatment of unresectable or metastatic solid tumors with NTRK-fusion proteins in adult and pediatric patients who require systemic therapy and who have progressed following prior treatment or who have no acceptable alternative treatments.

•                  we initiated clinical development and presented initial proof-of-concept clinical data for LOXO-292.

•                  we successfully purchased a new pipeline program, LOXO-305.

•                  we completed two underwritten public offerings of our common stock, resulting in gross proceeds of approximately $398.8 million and significantly strengthening our balance sheet.

•                  we increased our employee population from 31 to 60 employees during 2017, which included a number of key new hires across various scientific and business functions to support the furtherance of our corporate objectives.

Our continued success depends on our ability to continue to attract, retain, motivate and reward qualified scientific, clinical, manufacturing and sales and marketing management team members, who demonstrate the skills and experience necessary to execute on our mission and deliver increased stockholder value in a competitive market.  Consistent with this compensation philosophy and in support of a disciplined pay-for-performance culture, the majority of total compensation of our named executive officers was performance based in 2017.

Compensation Governance and Best Practices

Governance	Executive Compensation Features
• Independent Board & Committee oversight	• Competitive benchmarking against peers
• Independent compensation consultant	• No automatic or guaranteed salary increases
• Compensation risk management	• No guaranteed bonuses or equity awards
• No hedging or pledging of our stock	• Double-trigger change in control severance
• No special executive retirement benefits
• No excise tax gross-ups
• Recoupment policy for past incentive compensation (both cash and equity)
• No executive perquisite / benefit programs

2017 Compensation Highlights

•                  Base Salaries.  Our Compensation Committee approved an increase in the base salary of our Named Executive Officers ranging between 3% and 6%, in light of each individual’s strong performance and in order to better align their base salaries with those of their counterparts at peer companies.

•                  Performance-Based Cash Incentives.  For 2017, the Compensation Committee selected corporate performance goals under our non-equity incentive program intended to support the advancement of our product candidate pipeline.  In early 2018, Our Named Executive Officers received annual cash bonuses at 120% of their target annual cash bonus opportunities.

•                  Equity-Based Long-Term Incentives.  For 2017, the Compensation Committee granted stock options to our Named Executive Officers with four-year vesting schedules dependent on continued employment, with exercise prices equal to 100% of grant date fair market value, as determined by the most recent closing price of our common stock as reported by Nasdaq as of the date of grant.  We granted approximately 72% of our Named Executive Officer’s total target compensation in the form of stock options, including grants made in March 2017, which tie executive compensation to increases or decreases in the value of our stock price.

•                  Severance Arrangements.  We amended our Chief Executive Officers’ offer letter and entered into severance agreements with each of our other Named Executive Officers in order to better align our compensation packages with competitive market data, promote retention and stability among our management team and reinforce incentives to create stockholder value.

How We Determined Executive Compensation

Role of the Compensation Committee

In general, our Compensation Committee is responsible for the design, implementation and oversight of our executive compensation program.  The Compensation Committee makes all decisions on compensation related to our executive officers, including our Chief Executive Officer.

In evaluating executive compensation, the Compensation Committee considers a number of factors, including (i) recommendations from our Chief Executive Officer with respect to his evaluation of each other executive’s individual performance and contributions; (ii) recommendations of other members of the Board of Directors with respect to their evaluation of the performance and contributions of Chief Executive Officer and other executives; (iii) our performance and each executive’s impact on such performance; (iv) each executive’s relative scope of responsibility and potential; (v) our historical executive compensation practices and philosophy; (vi) internal pay equity and (vii) competitive market data and analysis provided by the Compensation Committee’s independent consultant.  None of our executive officers participated in the Compensation Committee or Board discussion or approval of his or her own 2017 compensation.

Compensation Consultant

The Compensation Committee has retained an independent compensation consultant firm, Radford, to assist the committee in its evaluation of our executive compensation program.  In particular, Radford was engaged to (i) provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices; (ii) review and assess our current director, Chief Executive Officer and other executive officer compensation policies and practices and equity profile relative to market practices; (iii) review and assess our executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and (iv) review market practices on employee stock purchase plans and other equity programs. For a discussion related to Radford’s independence as a compensation consultant, please see the information provided under the heading “Board Of Directors and Committees of the Board; Corporate Governance Standards and Director Independence — Board Committees — Compensation Committee” in this Proxy Statement.

Use of Competitive Market Data

As noted above, the Compensation Committee annually reviews compensation data for companies within our “peer group” to better inform its assessment and determinations regarding the key components of our executive compensation program.  In 2017, in consultation with Radford, our Compensation Committee selected our peer group as follows:

• Acceleron Pharma*	• Cytokinetics	• Geron	• OncoMed
• Array BioPharma*	• Epizyme	• Ignyta	• Portola Pharmaceuticals*
• Atara*	• Esperion Therapeutics	• Karyopharm	• Xencor
• Bellicum	• Flexion	• Iovance	• TG Therapeutics
• Blueprint Medicines	• Five Prime Therapeutics	• Mirati	• ZIOPHARM Oncology*

*Added to the compensation peer group for 2017

In addition, we deleted the following companies from our 2017 peer group as they did not meet one or more of the criteria discussed above or were otherwise not considered to be a good fit based on geography or business:

Cascadian Therapeutics	Concert Pharmaceuticals
Dicerna Pharmaceuticals	Prothena
Regulus Therapeutics

Our peer group was selected using the following criteria: (i) biopharmaceutical companies in the pre-commercial Phase 2 or Phase 3 stage of development, (ii) with market capitalizations of between $200 million to $1.8 billion and (iii) with less than 100 employees.  At the time the Compensation Committee approved the peer group, we were at the 64th percentile for 30-day average market capitalization, and the lowest among the peer group for headcount at the time the peer group was approved.

The Compensation Committee believes the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our Named Executive Officers.  Notwithstanding the similarities of the peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and more established than we are, or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions.  This and other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that our Compensation Committee vary from its historic compensation practices or deviate from its general compensation philosophy under certain circumstances.

Executive Compensation for Fiscal Year 2017

Base Salary

Base salaries are intended to provide a reasonable degree of financial stability that we believe is necessary to retain our executives in a competitive marketplace.  In furtherance of these goals, the Compensation Committee conducts an annual review of base salaries as part of the total executive compensation package.  The Compensation

Committee considers adjustments based on a number of factors including market data as well as the executive’s experience, scope of responsibility, leadership and performance.

Taking into account the foregoing considerations, in December 2016 the Compensation Committee approved increases to annual base salaries of our Named Executive Officers of between 3% and 6% for fiscal year 2017.  Specifically, the Compensation Committee approved (i) an approximately 6% increase in Dr. Bilenker’s base salary to bring his base salary to the market median, and (ii) an approximately 3% increase in each of Mr. Van Naarden and Ms. Burstein’s base salary, in light of their respective contributions to our strong performance during fiscal year 2016.  The base salary for Dr. Bilenker reflects approximately the 50th percentile of market data for our peer group in 2017.

Name	2016 Base Salary ($)	2017 Base Salary ($)	Percentage Increase
Joshua Bilenker	492,500	521,200	6%
Jacob S. Van Naarden	336,000	346,080	3%
Jennifer Burstein	300,000	309,000	3%

Annual Performance-Based Incentive Compensation

Our annual cash bonuses are intended to motivate our executives to meet or exceed our near-term performance objectives, which advance our long-term strategic plans and, ultimately, stockholder value, over time. In 2017, eligible employees, including our Named Executive Officers, had the opportunity to earn cash bonuses based on the achievement of specific goals that support the advancement of our product candidate pipeline determined by the Compensation Committee in the first quarter of the fiscal year.  Taken as a whole, our corporate goals are intended to require each of our employee participants, including our Named Executive Officers, to reach challenging levels of achievement that will have a meaningful impact on stockholder value, either immediately or as a preparatory step to future growth.

Each of our Named Executive Officers has a target annual cash incentive opportunity expressed as a percentage of his or her annual base salary.  In determining the targeted annual cash bonus opportunity for each Named Executive Officer, the Compensation Committee has historically positioned around the 50th percentile based on our approved peer group, and also takes into consideration adjustments in light of each Named Executive Officer’s role and responsibility, criticality, and contribution to our performance.  Based on these considerations, in December 2016, the Compensation Committee approved an increase in Dr. Bilenker’s target bonus from 50% to 55% of his annual base salary.  The target bonus opportunities for our other Named Executive Officers remained consistent with 2016 levels.  The target bonus opportunity for Dr. Bilenker reflects approximately the 50th percentile of market data for our peer group in 2017.

In January 2018, the Compensation Committee reviewed our performance during 2017, and certified corporate achievement of 100% against each corporate goal and upside goals were also achieved, resulting in a total payout of 120% of target.  Given the operational nature of our corporate goals, the Compensation Committee did not establish minimum or threshold performance levels.  The categories of our corporate goals and the relative weightings assigned to each goal are set forth in the table below.

2017 Corporate Goals	Relative Weighting
Clinical Regulatory
LOXO-101
Complete U.S. registrational enrollment	10%
Achieve certain regulatory milestones	20%
Sign diagnostic partnership	10%
Create commercial plan	10%
LOXO- 292
File IND	10%
Meet certain enrollment criteria	15%
Pipeline	10%
Financial (goal to raise a certain amount of capital)	15%
Upside
Public presentation of LOXO-292 clinical data	10%
Public presentation of LOXO-195 clinical data	5%
Tier 1 Journal Publication	5%
Total	120%

Consistent with the achievement of our corporate milestones set forth above, the Compensation Committee approved cash bonuses for each of our Named Executive Officers as follows:

Name	Target Bonus (% of Base Salary)	Actual Bonus Payment
Joshua Bilenker	55%	$343,992
Jacob S. Van Naarden	35%	$145,354
Jennifer Burstein	30%	$111,240

Long-Term Incentive Compensation

Long-term equity incentive grants are a meaningful retentive component of our compensation program.  Our equity incentives are intended to promote an ownership culture and encourage our executive officers to identify, pursue and invest in appropriate long-term strategies for increasing shareholder value.  The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies, including major pharmaceutical companies that have greater resources than we do. Accordingly, we believe long-term incentive compensation in the form of equity awards is a crucial component of any competitive executive compensation package we offer. The Compensation Committee typically grants non-qualified stock options to each of our executive officers upon commencement of employment, and annually at the end of each fiscal year in conjunction with the review of each executive’s total compensation package or in connection with a promotion or as a special incentive.  We may also grant additional awards to our Named Executive Officers to reward demonstrated leadership and performance or as the Compensation Committee otherwise determines to be appropriate in order to align with our compensation goals.

All stock options granted to our Named Executive Officers are approved by our compensation committee. The size of these stock option grants vary among our Named Executive Officers based on their positions and annual performance assessments. All stock options granted to our Named Executive Officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not realize any value from his or her options unless our share price increases above the exercise price. Accordingly, this portion of our Named Executive Officers’ compensation is “at risk” and is directly aligned with stockholder value creation.  In addition, the stock options granted to our Named Executive Officers typically vest over four years, which we believe provides an incentive to our Named Executive Officers to create value over the long-term and to remain with the company.

In determining the size of the annual stock option grants made to our Named Executive Officers in 2017, the Compensation Committee took into consideration, among other factors, market data as well as the Named Executive Officer’s performance, the retentive value of the executive’s vested and unvested awards, the overall cash and equity mix among peer companies, the number of shares available under the stockholder approved 2014 Equity Incentive

Plan and projected equity compensation for existing and future employees. Based on these considerations, the Compensation Committee approved annual stock option awards to each of our Named Executive Officers in March 2017 as set forth below:

Name	Number of Shares Underlying Stock Options (#)	Grant Date Fair Value
Joshua Bilenker	100,000	$3,049,266
Jacob Van Naarden	35,000	$1,067,243
Jennifer Burstein	12,000	$365,912

These stock option awards vest as to 1/48th the total number of shares subject to the option on each monthly anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.

Although we disclose the estimated values of these equity awards in our Summary Compensation Table at the time of grant for each covered fiscal year, the value of these awards that may be realizable by our executive officers will vary depending on the performance of our common stock and often differs significantly from the amounts reported in the Summary Compensation Table.

Employee Benefits

In addition to the primary elements of compensation described above, the Named Executive Officers also participate in broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our Named Executive Officers.  In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective or for recruitment, motivation, recognition or retention purposes.

Separation Benefits

In March 2017, we entered into an amended and restated offer letter with Dr. Bilenker and entered into Change in Control and Severance Agreements with each of Mr. Van Naarden and Ms. Burstein, in order to provide for certain severance payments and benefits in the event of a qualifying termination of employment.  We believe these arrangements reinforce the commitment of our executives to pursue increased stockholder value amid personal uncertainties that may arise during times of transition, including in a transaction setting, and serve as an important retentive tool to promote stability in our management team through the completion of any such period.  The terms of the severance agreements are intended to be in line with competitive market practices and are described in more detail in under heading “—Offer Letters and Employment Arrangements” in this Proxy Statement.

Compensation Risk Assessment

Our Compensation Committee determined, after discussions with management and Radford, that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.  In its assessment, the Compensation Committee considered the elements of total executive compensation, including (i) the significant weighting towards long-term equity compensation which vest over multiple years and (ii) annual cash incentive awards tied to multiple, varying goals such that no single goal determines a large percentage of compensation.  The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Other Compensation-Related Practices and Considerations

Deductibility of Compensation

Section 162(m) of the Code generally disallows the deductibility by any publicly held corporation of individual compensation expenses in excess of $1 million paid to certain executive officers within a taxable year.  Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017.  As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. All other cash and equity compensation in excess of $1 million paid to certain executive officers will not be deductible.

The Compensation Committee seeks to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and continues to reserve discretion to approve new compensation or modify existing compensation arrangements that result in a loss of deductibility when it believes that such payments are appropriate to attract and retain executive talent.  Accordingly, we expect that a portion of our future cash compensation and equity awards to executive officers will not be deductible under Section 162(m).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in our Annual Report on Form 10-K for fiscal year 2017 and included in this proxy statement.

Submitted by the Compensation Committee
Tim M. Mayleben, Chair
Alan Fuhrman
Steve D. Harr

Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for the fiscal years ended December 31, 2017, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)		Total ($)
Joshua H. Bilenker, M.D.	2017	$521,200	$—		$3,049,266	$343,992	(5)	$3,914,458
President and Chief	2016	492,500	—		3,387,719	295,500	(6)	4,175,719
Executive Officer	2015	413,800	—		2,983,796	248,280	(7)	3,645,876
Jennifer Burstein (2)	2017	309,000	—		365,912	111,240	(5)	786,152
Senior Vice President	2016	300,000	—		514,144	108,000	(6)	922,144
of Finance	2015	200,000	20,000	(4)	961,189	108,000	(7)	1,289,189
Jacob S. Van Naarden (3)	2017	346,080	—		1,067,243	145,354	(5)	1,558,677
Chief Business Officer	2016	336,000	—		1,358,809	141,120	(6)	1,835,929

(1)         These amounts represent the grant date fair value of the stock options granted to the Named Executive Officers during fiscal years 2015, 2016 and 2017 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to the audited financial statements included in our annual report on Form 10-K for the year ending December 31, 2017 filed on March 1, 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the options.

(2)         Ms. Burstein became the Vice President of Finance and Principal Financial Officer on May 1, 2015.

(3)         Mr. Van Naarden was appointed as a Named Executive Officer in March 2016.

(4)         Represents a one-time signing bonus for $20,000 paid in 2015.

(5)         Represents 2017 compensation paid in 2018.

(6)         Represents 2016 compensation paid in 2017.

(7)         Represents 2015 compensation paid in 2016.

Grant of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2017 under our performance-based, non-equity incentive plan, and with regard to each equity award granted to each named executive officer for the fiscal year ended December 31, 2017:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Option Awards: Numbers of Securities	Exercise or	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Underlying Options (#)	Base Price of Option Awards	Value of Option Awards(2)
Joshua H. Bilenker, M.D.		N/A	$286,660	$343,992	—	—	—
	3/15/2017	—	—	—	100,000	$43.56	$3,049,266
Jennifer Burstein		N/A	$92,700	$111,240	—	—	—
	3/15/2017	—	—	—	12,000	$43.56	365,912
Jacob S. Van Naarden		N/A	$121,128	$145,354	—	—	—
	3/15/2017	—	—	—	35,000	$43.56	1,067,243

(1)         These amounts consist of the cash award levels set in 2017 under the company’s executive incentive cash bonus plan. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2017 Summary Compensation Table. For more information about the 2017 executive bonus plan compensation for our named executive officers, see “Executive Compensation for Fiscal Year 2017 — Annual Performance-Based Incentive Compensation” under the Compensation Discussion and Analysis section above.

(2)         The amounts reported in this column represent the aggregate grant date fair value of the stock options, calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. For a discussion of the assumptions made in the valuations reflected in this column, see Note 8 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2017. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

Outstanding Equity Awards at December 31, 2017

The following table provides information regarding each outstanding equity award held by our Named Executive Officers as of December 31, 2017:

			Number of Securities
		Vesting	Underlying Unexercised			Option	Option
		Commencement	Options(1)			Exercise	Expiration
Name	Grant Date	Date	Exercisable	Unexercisable		Price($)	Date
Joshua H. Bilenker, M.D.	11/15/2013	3/18/2014	122,242	—	(2)	$1.18	11/15/2023
	11/15/2013	7/2/2013	104,690	—	(2)	1.18	11/15/2023
	6/19/2014	6/19/2014	83,573	11,939	(3)	3.65	6/19/2024
	12/19/2014	7/31/2014	162,291	27,709	(3)	13.67	12/19/2024
	12/19/2014	12/19/2014	120,000	40,000	(3)	13.67	12/19/2024
	12/16/2015	12/16/2015	71,000	71,000	(3)	31.69	12/16/2025
	12/6/2016	12/6/2016	52,250	156,750	(3)	26.27	12/6/2026
	3/15/2017	3/15/2017	18,750	81,250	(3)	43.56	3/15/2027
Jennifer Burstein	5/1/2015	5/1/2015	23,791	17,709	(4)	11.35	5/1/2025
	12/16/2015	12/16/2015	14,000	14,000	(3)	31.69	12/16/2025
	12/6/2016	12/6/2016	7,000	21,000	(3)	26.27	12/6/2026
	3/15/2017	3/15/2017	2,250	9,750	(3)	43.56	3/15/2027
Jacob S. Van Naarden	6/19/2014	5/12/2014	100,110	13,433	(4)	3.65	6/19/2024
	12/19/2014	12/19/2014	67,500	22,500	(3)	13.67	12/19/2024
	12/16/2015	12/16/2015	21,500	21,500	(3)	31.69	12/16/2025
	12/6/2016	12/6/2016	18,500	55,500	(3)	26.27	12/6/2026
	3/15/2017	3/15/2017	6,562	28,438	(3)	43.56	3/15/2027

(1)         All options are subject to terms as described in further detail below in “— Potential Payments Upon Termination or Change in Control”.

(2)         Notwithstanding the vesting schedule, each of these stock options were immediately exercisable in full as of the date of grant, with the underlying option shares subject to a lapsing right of repurchase in favor of us at the exercise price.

(3)         This stock option vests in equal monthly installments over a four-year period beginning on the vesting commencement date.

(4)         This stock option vests with 25% vesting on the first anniversary of the vesting commencement date, then an additional 1/48 vest monthly thereafter.

2017 Option Exercises

The following table shows stock options exercised by our named executive officers during the fiscal year ended December 31, 2017:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Joshua H. Bilenker, M.D.	75,000	$5,986,127
Jennifer Burstein	8,500	597,307
Jacob S. Van Naarden	15,410	1,192,453

(1)         The value realized on exercise is calculated as the difference between the fair market value of our common stock on the date of exercise and the applicable exercise price of those options.

Offer Letters and Employment Arrangements

We have entered into employment offer letters, employee proprietary information and inventions assignment agreements with each of our Named Executive Officers.

Dr. Bilenker’s Amended and Restated Offer Letter

On March 6, 2017, we entered into an amended and restated offer letter with Dr. Bilenker. The amended and restated offer letter restates the current terms of Dr. Bilenker’s annual base salary of $521,200, as well as eligibility to receive an annual target bonus equal to 50% of his base salary, and also provides for future annual equity awards in the discretion of the board of directors. Additionally, in the event of a change in control (as defined in the amended and restated offer letter), if the acquiror or successor corporation in a change in control does not substitute Dr. Bilenker’s existing awards for an equivalent equity award, then 100% of Dr. Bilenker’s then outstanding and unvested equity awards will immediately vest and no longer be subject to any forfeiture restrictions.

The amended and restated offer letter provides for the following benefits upon a qualifying termination, which means a termination by us without cause, due to death or disability, or a termination by Dr. Bilenker for good reason (as such terms are defined in the amended and restated offer letter), outside of a change in control (as such term is defined in the severance agreement) in exchange for a customary release of claims, complying with the non-competition provisions set forth in the amended and restated offer letter, and resigning from the board of directors on the date that employment terminates: 18 months of salary continuation payable on the Company’s regular payroll periods, 12 months of additional vesting for all of Dr. Bilenker’s outstanding and unvested equity awards, and reimbursement for continuation coverage under COBRA for Dr. Bilenker and his eligible dependents until the earlier of 18 months, the date Dr. Bilenker is eligible to receive substantially similar coverage from another employer and the date Dr. Bilenker is no longer eligible to receive COBRA coverage. If Dr. Bilenker is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the 12 months following a change in control, the severance agreements provide the following benefits in exchange for a customary release of claims, complying with non-competition provisions, resigning from the board of directors on the date that his employment terminates, and returning to us all of our property and confidential information that is in his possession or control, then Dr.

Bilenker is entitled to receive 18 months of salary continuation payable in a lump sum, a lump sum equal to his target bonus for the year, 100% vesting of Dr. Bilenker’s then outstanding and unvested equity awards, and reimbursement for continuation coverage under COBRA for Dr. Bilenker and his eligible dependents until the earlier of 18 months, the date Dr. Bilenker is eligible to receive substantially similar coverage from another employer and the date Dr. Bilenker is no longer eligible to receive COBRA coverage.

Ms. Burstein’s Offer Letter

Pursuant to an offer letter dated March 27, 2015 that was approved by our board of directors, Ms. Burstein serves as our Senior Vice President of Finance. Ms. Burstein’s offer letter sets forth the principal terms and conditions of her employment, including her initial annual base salary of $300,000, a one-time bonus of $20,000 and an annual target cash bonus opportunity of 30% of her base salary (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Ms. Burstein’s performance relative to one or more performance objectives established by Ms. Burstein, Dr. Bilenker and our board of directors, the achievement of which is evaluated by us). Pursuant to her offer letter, Ms. Burstein was also granted an option to purchase 50,000 shares of our common stock under our 2014 Equity Incentive Plan, with an exercise price equal to the fair value of our common stock on the date of grant and vests over four years as described in more detail in “—Outstanding Equity Awards at December 31, 2017 Table” above. Ms. Burstein’s employment is at will and may be terminated at any time, with or without cause.

Mr. Van Naarden’s Offer Letter

Pursuant to an offer letter dated June 30, 2014, Mr. Van Naarden previously served as our Vice President of Corporate Development, and has served as our Chief Business Officer since December 2015. Mr. Van Naarden’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $250,000, a one-time bonus of $15,000 and an annual target cash bonus opportunity of 30% of his base salary (which bonus is earned based on the achievement of individual and Company performance objectives mutually determined in writing between Mr. Van Naarden and us). Pursuant to the offer letter, Mr. Van Naarden was also granted an option to purchase 128,953 shares of our common stock (the “Hiring Grant”) under our 2013 Equity Incentive Plan. We also agreed to recommend to the board of directors that Mr. Van Naarden receive an additional option grant if we complete an initial public offering in 2014, which the Board of Directors approved on December 19, 2014, granting Mr. Van Naarden an option to purchase 90,000 shares of our common stock under our 2014 Equity Incentive Plan (the “IPO Grant”). Both the Hiring Grant and the IPO Grant were granted with an exercise price equal to the fair value of our common stock on the date of grant and are described in more detail in “—Outstanding Equity Awards at December 31, 2017 Table” above. Mr. Van Naarden’s employment is at will and may be terminated at any time, with or without cause.

Potential Payments upon Termination or Change in Control

Pursuant to Dr. Bilenker’s amended and restated offer letter, he is eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change in control of our company, as described above.

On February 27, 2017, we adopted a form of change in control and severance agreement, which we entered into with Ms. Burstein and Mr. Van Naarden on March 6, 2017. These severance agreements provide for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason (as such terms are defined in the severance agreement), outside of a change in control (as such term is defined in the severance agreement) in exchange for a customary release of claims: a lump sum severance payment of 12 months of base salary and payment of premiums for continued medical benefits for the same period to each of Ms. Burstein and Mr. Van Naarden. In addition, Mr. Van Naarden will receive six months of acceleration in the vesting of his then outstanding and unvested equity awards. If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the 12 months following a change in control, the severance agreements provide the following benefits in exchange for a customary release of claims: a lump sum severance payment of 12 months of base salary and payment of premiums for continued medical benefits for the same period to each Ms. Burstein and Mr. Van Naarden, and 100% acceleration of any then-unvested equity awards for each of Ms. Burstein and Mr. Van Naarden. In addition, Mr. Van Naarden will receive a payment equal to 100% of his target bonus for the year in which the separation occurs. If Mr. Van Naarden is terminated due to death or disability within the 12 months following a change in control, then he will receive 100% vesting of his then outstanding and unvested equity awards. Each severance agreement is in effect for three years, with automatic three-year renewals unless notice of non-renewal is given by us to the executive officer three months prior to expiration.

The following table sets forth quantitative estimates of the benefits that would have accrued to our named executive officers pursuant to the terms of each of their respective severance agreements, assuming that such executive officer’s employment terminated on December 31, 2017 and the conditions for such benefits were satisfied:

		Non-equity	Accrued paid		Value of Accelerated Equity Awards
Name	Cash Severance	Incentive Compensation	time off	Benefit Continuation (1)	Option Awards (2)	Total
Joshua H. Bilenker, M.D.
Termination	$781,800	$—	$3,007	$69,838	$12,114,980	$12,969,625
Within change of control period	781,800	286,660	3,007	69,838	22,314,845	23,456,150
In connection with disability or death within twelve (12) months following the consummation of a Change of Control	—	—	3,007	69,838	22,314,845	22,387,690
Jennifer Burstein
Termination	309,000	—	17,035	34,254	—	360,289
Within change of control period	309,000	—	17,035	34,254	3,636,761	3,997,050
Jacob S. Van Naarden
Termination	346,080	—	39,932	23,552	2,870,538	3,280,102
Within change of control period	346,080	103,824	39,932	23,552	8,165,953	8,679,341
In connection with disability or death within twelve (12) months following the consummation of a change of control	—	—	39,932	23,552	8,165,953	8,229,437

(1)         Health care continuation is based on rates for coverage during the 2017 plan year, assuming that each executive elected to participate in COBRA at the same level as the executive currently participates.

(2)         The aggregate value is based on the spread between the closing market price of Common Shares on December 30, 2017 ($84.18) and the exercise price of the options that either accelerate or continue to vest.

The severance payments under the change of control severance agreements with each of our executive officers are contingent upon such executive officer’s execution, delivery and non-revocation of a release and waiver of claims satisfactory to us within 60 days of such executive officer’s separation from service.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2017 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted- average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)	3,225,356	$25.82	549,726
Equity compensation plans not approved by security holders	—	—	—
Total	3,225,356	$25.82	549,726

(1)         Includes our 2013 Equity Incentive Plan and 2014 Equity Incentive Plan.

(2)         There are no shares of common stock available for issuance under our 2013 Equity Incentive Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Equity Incentive Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2014 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2014 Equity Incentive Plan increased automatically by 899,757 on January 1, 2018 and will increase automatically on the first day of January of each of 2019 through 2024 by the number of shares equal to 3% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or compensation committee. There are 149,600 shares of common stock available for issuance under the 2014 Employee Stock Purchase Plan. As of the record date, no purchase periods under the 2014 Employee Stock Purchase Plan have been authorized by the board of directors.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2017, we were a party to the following transactions in which the amount involved exceeded $120,000 and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest. We refer to such persons collectively as related parties.

Follow-on Offerings

In January 2017, we issued 4,450,500 shares of common stock, after the exercise of the underwriters’ option in full, at a public offering price of $31.00 per share, including 160,000 shares to Aisling Capital for an aggregate purchase price of $4,960,000.

Review, Approval or Ratification of Transactions with Related Parties

The charter of our audit committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our audit committee. Our related party transactions policy does not permit our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, to enter into any transaction with us, irrespective of the amounts involved, without first submitting the transaction to our Vice President of Finance for her determination of what approvals are required under the policy, and the review and approval of the chair of our audit committee, or another member of our audit committee in the event it is inappropriate for the chair of our audit committee to review such transaction due to a conflict of interest. In approving or rejecting any such proposal, our approving committee member will consider the relevant and available facts and circumstances, including, but not limited to, the related party’s relationship to Loxo Oncology and interest in the transaction, the material facts of the proposed transaction, including the proposed aggregate value of such transaction, the rationale for the proposed transaction, and the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated. Our approving committee member shall approve only those transactions with related parties that, in light of known circumstances, are in, or are not inconsistent with, the best interests of Loxo Oncology and our stockholders, as determined in such member’s good faith exercise of discretion.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Loxo Oncology’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Loxo Oncology under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Loxo Oncology specifically incorporates it by reference.

The audit committee has reviewed and discussed with Loxo Oncology’s management and Ernst & Young LLP the audited financial statements of Loxo Oncology for the year ended December 31, 2017. The Audit Committee reviewed with Ernst & Young LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Loxo Oncology’s annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Alan Fuhrman, Chair

Steve A. Elms

Avi Z. Naider

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Loxo Oncology’s bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Compliance Officer at Loxo Oncology, Inc., 281 Tresser Boulevard, 9th Floor, Stamford, CT 06901, Attn: Secretary.

To be timely for the 2019 Annual Stockholder’s Meeting, a stockholder’s notice must be delivered to or mailed and received by our Compliance Officer at the principal executive offices of Loxo Oncology not earlier than 5:00 p.m. Eastern Time on February 28, 2019 and not later than 5:00 p.m. Eastern Time on March 30, 2019. A stockholder’s notice to the Compliance Officer must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Loxo Oncology’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Loxo Oncology’s 2019 Annual Meeting must be received by the Company not later than December 31, 2019 in order to be considered for inclusion in Loxo Oncology’s proxy materials for that Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Loxo Oncology’s directors, executive officers and any persons who own more than 10% of Loxo Oncology’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Loxo Oncology with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Loxo Oncology and written representations from the directors and executive officers, Loxo Oncology believes that all Section 16(a) filing requirements were timely met in 2017.

Available Information

Loxo Oncology will mail without charge, upon written request, a copy of Loxo Oncology’s annual report on Form 10-K for the year ended December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Loxo Oncology, Inc.
281 Tresser Boulevard, 9th Floor
Stamford, CT 06901
Attn: Investor Relations

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, Loxo Oncology will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability, and, if applicable, proxy statement, proxy card, annual report on Form 10-K and other proxy materials, you may write or call Loxo Oncology’s Investor Relations department at 281 Tresser Blvd, 9th Floor, Stamford, CT 06901, Attn: Investor Relations, telephone number (203) 653-3880.

Any stockholders who share the same address and currently receive multiple copies of Loxo Oncology’s Notice of Internet Availability, annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Loxo Oncology’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

LOXO ONCOLOGY, INC.

2014 EQUITY INCENTIVE PLAN

1.                                      PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.                                      SHARES SUBJECT TO THE PLAN.

2.1.                            Number of Shares Available.   Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is (1) Shares, plus (a) any reserved shares not issued or subject to outstanding grants under the Company’s 2013 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), (b) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (c) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (e) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2.                            Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Shares used to satisfy the tax withholding obligations related to an RSU will become available for future grant or sale under the Plan.  Shares used to pay the exercise price of an Option or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan.  For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3.                            Minimum Share Reserve.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.                            Automatic Share Reserve Increase.  The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the calendar years through 2023, by the lesser of (a) four (4%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

(1)  NTD: final number, representing an increase of 1,500,000 shares to the pool, to be confirmed.

2.5.                            Limitations.  No more than Ten Million (10,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.6.                            Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1,  including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.                                      ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  No Participant will be eligible to receive an Award or Awards for more than One Million (1,000,000) Shares in any calendar year under this Plan except that new Employees of the Company or of a Parent or Subsidiary of the Company are eligible to be granted up to a maximum of an Award or Awards for Two Million (2,000,000) Shares in the calendar year in which they commence their employment.

4.                                      ADMINISTRATION.

4.1.                            Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors.  The Committee will have the authority to:

(a)                                 construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)                                 prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)                                  select persons to receive Awards;

(d)                                 determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)                                  determine the number of Shares or other consideration subject to Awards;

(f)                                   determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)                                  determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)                                 grant waivers of Plan or Award conditions;

(i)                                     determine the vesting, exercisability and payment of Awards;

(j)                                    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)                                 determine whether an Award has been earned;

(l)                                     determine the terms and conditions of any, and to institute any Exchange Program;

(m)                             reduce or waive any criteria with respect to Performance Factors;

(n)                                 adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

(o)                                 adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p)                                 make all other determinations necessary or advisable for the administration of this Plan; and

(q)                                 delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2.                            Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3.                            Section 16 of the Exchange Act.  Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4.                            Documentation.  The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.                            Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to:  (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.                                      OPTIONS.  An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable.  The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.                            Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.                            Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.                            Exercise Period.  Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.                            Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.                            Method of Exercise.  Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.  An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.                            Termination of Service.  If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)                                 Death.  If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)                                 Disability.  If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c)                                  Cause.  If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.  Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7.                            Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.                            Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.                            Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Except as permitted by Section 18 of the Plan with respect to required stockholder approval, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10.                     No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.                                      RESTRICTED STOCK AWARDS.  A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.                            Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.                            Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.                            Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.  The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

6.4.                            Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.                                      STOCK BONUS AWARDS.  A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.                            Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.                            Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.                            Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.                                      STOCK APPRECIATION RIGHTS.  A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.1.                            Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.                            Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.                            Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4.                            Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.                                      RESTRICTED STOCK UNITS.  A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  All RSUs shall be made pursuant to an Award Agreement.

9.1.                            Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.  The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

9.2.                            Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3.                            Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.                               PERFORMANCE AWARDS.  A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1.                     Terms of Performance Shares.  The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares.  Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.  No Participant will be eligible to receive more than $5,000,000 in Performance Awards in any calendar year under this Plan.

10.2.                     Value, Earning and Timing of Performance Shares.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.  After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.  The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

10.3.                     Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.                               PAYMENT FOR SHARE PURCHASES.  Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)                                 by cancellation of indebtedness of the Company to the Participant;

(b)                                 by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)                                  by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)                                 by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)                                  by any combination of the foregoing; or

(f)                                   by any other method of payment as is permitted by applicable law.

12.                               GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs.  Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.  The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed Thirty Thousand (30,000); provided, however, that this maximum number can later be increased by the Board effective for the calendar year next commencing thereafter without further stockholder approval.

12.1.                     Eligibility.  Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors.  A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2.                     Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3.                     Election to receive Awards in Lieu of Cash.  A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee.  Such Awards shall be issued under the Plan.  An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13.                               WITHHOLDING TAXES.

13.1.                     Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant.  The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2.                     Stock Withholding.  The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

14.                               TRANSFERABILITY.

14.1.                     Transfer Generally.  Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate.  All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14.2.                     Award Transfer Program.  Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15.                               PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1.                     Voting and Dividends.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividends or Dividend Equivalent Rights permitted by an applicable Award Agreement; provided, that no dividends or Dividend Equivalent Right shall be paid with respect to the any Unvested Shares, and such dividends or stock distributions shall be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares.  Any dividends or Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.  If such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock.

15.2.                     Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.                               CERTIFICATES.  All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.                               ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.                               REPRICING; EXCHANGE AND BUYOUT OF AWARDS.  The repricing of Options or SARs is not permitted without prior stockholder approval.  Repricing is defined as (i) amending the terms of outstanding Options or SARs to reduce the exercise price, substituting or exchanging outstanding Options or SARs with or for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (ii) buying out or exchanging Options or SARs with an exercise price that is above the then-current fair market value of the Shares for cash or other Awards (unless the exchange is in connection with a merger, acquisition or other transaction.)  The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.                               SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.                               NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21.                               CORPORATE TRANSACTIONS.

21.1.                     Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, then unless the Committee otherwise determines, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction and then such Award will terminate.  In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the earlier of the expiration of such period or immediately prior to the Corporate Transaction.  Awards need not be treated similarly in a Corporate Transaction.

21.2.                     Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.   Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3.                     Non-Employee Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.                               ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.                               TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board.  This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24.                               AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.                               NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.                               INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.                               ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.  All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.                               DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1.                     “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing

28.2.                     “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3.                     “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4.                     “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.5.                     “Board” means the Board of Directors of the Company.

28.6.                     “Cause” means (a) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company.  The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant.  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

28.7.                     “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.8.                     “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.9.                     “Common Stock” means the common stock of the Company.

28.10.              “Company” means Loxo Oncology, Inc., or any successor corporation.

28.11.              “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12.              “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election.  For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.  For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13.              “Director” means a member of the Board.

28.14.              “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.15.              “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant

28.16.              “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

28.17.              “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.18.              “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.19.              “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

28.20.              “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.21.              “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)                                 if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)                                 if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c)                                  in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d)                                 if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.22.              “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.23.              “IRS” means the United States Internal Revenue Service.

28.24.              “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.25.              “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.26.              “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.27.              “Participant” means a person who holds an Award under this Plan.

28.28.              “Performance Award” means cash or stock granted pursuant to Section 10 of the Plan.

28.29.              “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)                                 Profit Before Tax;

(b)                                 Billings;

(c)                                  Revenue;

(d)                                 Net revenue;

(e)                                  Earnings (which may include earnings before interest and taxes, earnings before  taxes, and net earnings);

(f)                                   Operating income;

(g)                                  Operating margin;

(h)                                 Operating profit;

(i)                                     Controllable operating profit, or net operating profit;

(j)                                    Net Profit;

(k)                                 Gross margin;

(l)                                     Operating expenses or operating expenses as a percentage of revenue;

(m)                             Net income;

(n)                                 Earnings per share;

(o)                                 Total stockholder return;

(p)                                 Market share;

(q)                                 Return on assets or net assets;

(r)                                    The Company’s stock price;

(s)                                   Growth in stockholder value relative to a pre-determined index;

(t)                                    Return on equity;

(u)                                 Return on invested capital;

(v)                                 Cash Flow (including free cash flow or operating cash flows)

(w)                               Cash conversion cycle;

(x)                                 Economic value added;

(y)                                 Individual confidential business objectives;

(z)                                  Contract awards or backlog;

(aa)                          Overhead or other expense reduction;

(bb)                          Credit rating;

(cc)                            Strategic plan development and implementation;

(dd)                          Succession plan development and implementation;

(ee)                            Improvement in workforce diversity;

(ff)                              Customer indicators;

(gg)                            New product invention or innovation;

(hh)                          Attainment of research and development milestones;

(ii)                                  Improvements in productivity;

(jj)                                Bookings;

(kk)                          Attainment of objective operating goals and employee metrics; and

(ll)                                  (Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.30.              “Performance Period” means the period of service determined by the Committee, not less than one (1) year and not more than five (5) years, during which years of service or performance is to be measured for the Award.

28.31.              “Performance Share” means an Award granted pursuant to Section 10 of the Plan.

28.32.              “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.33.              “Plan” means this Loxo Oncology, Inc. 2014 Equity Incentive Plan.

28.34.              “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.35.              “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

28.36.              “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

28.37.              “SEC” means the United States Securities and Exchange Commission.

28.38.              “Securities Act” means the United States Securities Act of 1933, as amended.

28.39.              “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement.  An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.  An employee shall have terminated employment as of the date he or she ceases provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion.  The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

28.40.              “Shares” means shares of Common Stock and the common stock of any successor entity.

28.41.              “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

28.42.              “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

28.43.              “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.44.              “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.45.              “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. LOXO ONCOLOGY, INC. 281 TRESSER BOULEVARD 9TH FLOOR STAMFORD, CT 06901 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E46290-P08900 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LOXO ONCOLOGY, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Class I Directors Nominees: 01) 02) 03) Joshua H. Bilenker, M.D. Steve D. Harr, M.D. Tim M. Mayleben The Board of Directors recommends you vote FOR proposal 2. Against Abstain For Against Abstain For The Board of Directors recommends you vote FOR proposal 5. ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018. 5. To approve amendments to Loxo Oncology, Inc.’s 2014 Equity Incentive Plan. The Board of Directors recommends you vote FOR proposal 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! One Year ! ! Two Years ! ! Three Years ! 3. Advisory resolution to approve executive compensation. The Board of Directors recommends you vote ONE YEAR on proposal 4. 4. To recommend a non-binding advisory resolution on the frequency of stockholder votes on executive compensation. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E46291-P08900 LOXO ONCOLOGY, INC. Annual Meeting of Stockholders June 13, 2018 9:30 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) each of Joshua H. Bilenker and Jennifer Burstein as proxy, with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LOXO ONCOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders, to be held at 9:30 AM, EDT on June 13, 2018, at the Stamford Marriott Hotel and Spa, 243 Tresser Blvd., Stamford, CT 06901 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: